Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES THIRD QUARTER RESULTS

MURRAY HILL, NJ — (October 25, 2016) — C. R. Bard, Inc. (NYSE: BCR) today reported 2016 third quarter financial results. Third quarter 2016 net sales were $941.9 million, an increase of 9 percent over the prior-year period on an as-reported basis. Excluding the impact of foreign exchange, third quarter 2016 net sales increased 10 percent over the prior-year period.

For the third quarter 2016, net sales in the U.S. were $646.0 million, an increase of 7 percent over the prior-year period. Net sales outside the U.S. were $295.9 million, an increase of 14 percent from the prior-year period on an as-reported basis. Excluding the impact of foreign exchange, third quarter 2016 net sales outside the U.S. increased 17 percent over the prior-year period.

For the third quarter 2016, net income was $96.4 million and diluted earnings per share were $1.27, an increase of 212 percent and 209 percent, respectively, as compared to third quarter 2015 results. Adjusting for amortization of intangibles and certain items that affect the comparability of results between periods, as detailed in the tables below, third quarter 2016 net income was $199.5 million and diluted earnings per share were $2.64, an increase of 14 percent and 16 percent, respectively, as compared to third quarter 2015 results.

Timothy M. Ring, chairman and chief executive officer, commented, “The results this quarter demonstrate the continued strength of the economic engine of our business. We continue to increase investments in geographies, products, platforms, and programs that we believe can drive revenue growth longer term. During this period of increased investment in 2016, we have also been able to deliver attractive bottom-line returns for shareholders. We have increased our full-year financial guidance every quarter this year, and we are doing so again today. We expect a strong finish to what has been a very strong year for us so far.”

In conjunction with the third quarter results, the company is again increasing 2016 financial guidance. For the full year 2016, net sales are forecasted to increase between 8 percent and 9 percent on an as-reported basis. Excluding the impact of foreign exchange, full year 2016 net sales are forecasted to increase between 9 percent and 10 percent over 2015. Full year 2016 diluted earnings per share, after adjusting for amortization of intangibles and certain items that affect comparability between periods are projected to be between $10.23 and $10.28, representing growth of 13 percent compared to full year 2015 results.

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the tables below and related notes.

Non-GAAP measures included in our guidance were not reconciled to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. Items that impact our non-GAAP financial measures may include acquisition-related items, asset impairments, litigation charges, restructuring and productivity initiative costs, tax items and amortization of certain intangible assets, such as in connection with future acquisitions. These items cannot all be reasonably predicted and may directly impact our non-GAAP net income and our non-GAAP diluted earnings per share, although changes with respect to certain of these items may offset other changes. In addition, certain of these items are dependent on various factors. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our June 30, 2016 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Operations

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$941,900	$865,700	$2,746,900	$2,545,200
Costs and expenses
Cost of goods sold	352,200	336,300	1,023,600	981,200
Marketing, selling and administrative expense	272,600	247,100	821,700	732,800
Research and development expense	74,200	65,200	213,800	189,800
Interest expense	14,900	11,200	39,600	33,700
Other (income) expense, net	115,800	258,300	185,400	416,300

Total costs and expenses	829,700	918,100	2,284,100	2,353,800

Income (loss) from operations before income taxes	112,200	(52,400)	462,800	191,400

Income tax provision	15,800	33,600	91,000	192,300

Net income (loss)	$96,400	$(86,000)	$371,800	$(900)

Basic earnings (loss) per share available to common shareholders	$1.30	$(1.16)	$5.00	$(0.01)

Diluted earnings (loss) per share available to common shareholders	$1.27	$(1.16)	$4.92	$(0.01)

Wt. avg. common shares outstanding - basic	74,100	74,100	74,000	74,200
Wt. avg. common and common equivalent shares outstanding - diluted	75,300	74,100	75,200	74,200

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended September 30,				Nine Months Ended September 30,
	2016	2015	Change	Constant Currency	2016	2015	Change	Constant Currency
Vascular	$258,100	$250,500	3%	4%	$752,900	$731,000	3%	4%
Urology	242,100	212,300	14%	15%	698,800	627,100	11%	13%
Oncology	258,400	239,300	8%	9%	752,700	699,100	8%	9%
Surgical Specialties	158,800	139,800	14%	14%	470,100	419,500	12%	13%
Other	24,500	23,800	3%	6%	72,400	68,500	6%	8%

Net sales	$941,900	$865,700	9%		$2,746,900	$2,545,200	8%

Foreign exchange impact		(7,300)				(26,900)

Constant Currency	$941,900	$858,400		10%	$2,746,900	$2,518,300		9%

Non-GAAP Reconciliation of Earnings (Loss)

(dollars in millions except per share amounts, unaudited)

	Quarter Ended September 30, 2016
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders(1)
GAAP Basis	$352.2	$272.6	$74.2	$115.8	$15.8	$96.4	$1.27
Amortization of intangible assets	(32.7)	—	—	—	11.1	21.6
Items that affect comparability of results between periods:
Acquisition-related items	(1.9)	(2.6)	(0.3)	(0.2)	1.5	3.5
Litigation charges	—	—	—	(110.6)	33.1	77.5
Restructuring and productivity initiative costs	—	—	—	(4.6)	1.5	3.1
Tax item	—	—	—	—	2.6	(2.6)

Total	(34.6)	(2.6)	(0.3)	(115.4)	49.8	103.1	1.36

Adjusted Basis	$317.6	$270.0	$73.9	$0.4	$65.6	$199.5	$2.64

	Quarter Ended September 30, 2015
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net (Loss) Income	Diluted (Loss) Earnings per Share Available to Common Shareholders(2)
GAAP Basis	$336.3	$247.1	$65.2	$258.3	$33.6	$(86.0)	$(1.16)
Amortization of intangible assets	(30.4)	—	—	—	10.2	20.2
Items that affect comparability of results between periods:
Acquisition-related items	(0.9)	(0.8)	—	(0.8)	0.6	1.9
Litigation charges	—	—	—	(241.1)	12.9	228.2
Restructuring and productivity initiative costs	—	—	—	(14.6)	4.2	10.4

Total	(31.3)	(0.8)	—	(256.5)	27.9	260.7	3.41

Adjusted Basis	$305.0	$246.3	$65.2	$1.8	$61.5	$174.7	$2.28

	Nine Months Ended September 30, 2016
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$1,023.6	$821.7	$213.8	$185.4	$91.0	$371.8	$4.92
Amortization of intangible assets	(97.9)	—	—	—	33.2	64.7
Items that affect comparability of results between periods:
Acquisition-related items	0.7	(8.7)	(2.2)	(3.2)	5.6	7.8
Asset impairment	(1.2)	—	—	—	—	1.2
Litigation charges	—	—	—	(159.5)	51.2	108.3
Restructuring and productivity initiative costs	—	—	—	(26.3)	8.8	17.5
Tax item	—	—	—	—	2.6	(2.6)

Total	(98.4)	(8.7)	(2.2)	(189.0)	101.4	196.9	2.61

Adjusted Basis	$925.2	$813.0	$211.6	$(3.6)	$192.4	$568.7	$7.53

	Nine Months Ended September 30, 2015
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net (Loss) Income	Diluted (Loss) Earnings per Share Available to Common Shareholders(2)
GAAP Basis	$981.2	$732.8	$189.8	$416.3	$192.3	$(0.9)	$(0.01)
Amortization of intangible assets	(88.6)	—	—	—	29.8	58.8
Items that affect comparability of results between periods:
Acquisition-related items	7.0	(2.0)	(1.5)	(1.3)	1.3	(3.5)
Litigation charges, net	—	—	—	(595.1)	26.3	568.8
Gore proceeds	—	—	—	210.5	(78.8)	(131.7)
Restructuring and productivity initiative costs	—	—	—	(27.0)	8.5	18.5

Total	(81.6)	(2.0)	(1.5)	(412.9)	(12.9)	510.9	6.67

Adjusted Basis	$899.6	$730.8	$188.3	$3.4	$179.4	$510.0	$6.66

(1)	Total per share amounts do not add due to rounding.
(2)	For the quarter and nine months ended September 30, 2015, diluted loss per share on a GAAP basis does not include common share equivalents of approximately 1.3 million. Common share equivalents primarily from share-based compensation plans were not included in this period because their effect would have been antidilutive. As a result, total per share amounts do not add.

Notes to Non-GAAP Reconciliation of Earnings (Loss)

•	For the third quarter 2016, amortization of intangible assets was $32.7 million pre-tax and the following items affected the comparability of results between periods: (i) charges of $5.0 million pre-tax from acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $110.6 million pre-tax related to estimated costs for product liability matters; (iii) charges of $4.6 million pre-tax for restructuring and productivity initiatives; and (iv) a decrease of $2.6 million in the income tax provision as a result of the completion of certain IRS examinations. The net effect of these items decreased net income by $103.1 million, or $1.36 diluted earnings per share available to common shareholders.

•	For the third quarter 2015, amortization of intangible assets was $30.4 million pre-tax and the following items affected the comparability of results between periods: (i) charges of $2.5 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $241.1 million pre-tax related to estimated costs for product liability matters; and (iii) charges of $14.6 million pre-tax for restructuring and productivity initiatives. The net effect of these items increased net loss by $260.7 million, or $3.41 diluted loss per share available to common shareholders.

•	For the nine months ended September 30, 2016, amortization of intangible assets was $97.9 million pre-tax and the following items affected the comparability of results between periods: (i) net charges of $13.4 million pre-tax from acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $1.2 million pre-tax related to an asset impairment; (iii) charges of $159.5 million pre-tax related to estimated costs for product liability matters; (iv) charges of $26.3 million pre-tax for restructuring and productivity initiatives; and (v) a decrease of $2.6 million in the income tax provision as a result of the completion of certain IRS examinations. The net effect of these items decreased net income by $196.9 million, or $2.61 diluted earnings per share available to common shareholders.

•	For the nine months ended September 30, 2015, amortization of intangible assets was $88.6 million pre-tax and the following items affected the comparability of results between periods: (i) a net benefit of $2.2 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $595.1 million pre-tax related to estimated costs for product liability matters, net of recoveries, which includes $15.1 million of litigation-related defense costs in connection with the District Court’s pre-trial orders that the company prepare 500 individual cases for trial (the “WHP Pre-Trial Orders”) and other litigation-related charges; (iii) a gain of $210.5 million pre-tax related to a patent infringement litigation against W.L. Gore & Associates, Inc. (“Gore”); and (iv) charges of $27.0 million pre-tax for restructuring and productivity initiatives. The net effect of these items increased net loss by $510.9 million, or $6.67 diluted loss per share available to common shareholders.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding the amortization of intangible assets, the impact of acquisition-related items and an asset impairment; (2) marketing, selling and administrative expense excluding the impact of acquisition-related items; (3) research and development expense excluding the impact of acquisition-related items; (4) other (income) expense, net, excluding acquisition-related items, litigation charges (which includes litigation-related defense costs in connection with the WHP Pre-Trial Orders) and other litigation-related matters, Gore proceeds, and restructuring and productivity initiative costs; (5) income tax provision excluding a decrease as a result of the completion of IRS examinations and the tax effect of the items set forth in (1) through (4) above; and (6) net income excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Non-GAAP Reconciliation of Earnings (Loss) per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Earnings (loss) per Share Numerator: GAAP Basis - basic and diluted
Net income (loss)	$96,400	$(86,000)	$371,800	$(900)
Less: Income allocated to participating securities (1)	400	—	1,800	—

Net income (loss) available to common shareholders	$96,000	$(86,000)	$370,000	$(900)

Earnings per Share Numerator: Adjusted Earnings
Net income	$199,500	$174,700	$568,700	$510,000
Less: Income allocated to participating securities (1)	1,000	2,600	2,800	7,500

Net income available to common shareholders	$198,500	$172,100	$565,900	$502,500

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	74,100	74,100	74,000	74,200
Wt. avg. common and common equivalent shares outstanding (2): GAAP Basis - diluted	75,300	74,100	75,200	74,200
Wt. avg. common and common equivalent shares outstanding: Adjusted Basis - diluted	75,300	75,400	75,200	75,500

Earnings (loss) per Share: GAAP Basis
Basic earnings (loss) per share available to common shareholders	$1.30	$(1.16)	$5.00	$(0.01)

Diluted earnings (loss) per share available to common shareholders	$1.27	$(1.16)	$4.92	$(0.01)

Earnings per Share: Adjusted Earnings
Diluted earnings per share available to common shareholders	$2.64	$2.28	$7.53	$6.66

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of income less income allocated to participating securities.
(2)	For the quarter and nine months ended September 30, 2015, diluted loss per share on a GAAP basis does not include common share equivalents of approximately 1.3 million. Common share equivalents primarily from share-based compensation plans were not included in this period because their effect would have been antidilutive.